UNITED STATES

SECURITIES AND EXCHANGE
COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

SIRIUSPOINT LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 3, 2023 (May 2, 2023)

SIRIUSPOINT LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-36052	98-1599372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Point Building

3 Waterloo Lane

Pembroke HM 08 Bermuda

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: +1 441 542-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Shares, $0.10 par value	SPNT	New York Stock Exchange
8.00% Resettable Fixed Rate Preference Shares, Series B, $0.10 par value, $25.00 liquidation preference per share	SPNT PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2023, Bronek Masojada was appointed to the board of directors (the “Board”) of SiriusPoint Ltd. (“SiriusPoint”), effective as of the same date.

Following Mr. Masojada’s appointment, the Board has a total of 10 directors, divided among three classes, with Mr. Masojada serving as a Class II director with a term expiring at SiriusPoint’s annual general meeting of shareholders in 2024. As previously announced, Gretchen A. Hayes will not stand for re-election at the annual general meeting of shareholders to be held on June 1, 2023, following which the Board will consist of nine directors.

Mr. Masojada currently serves as chairman of the board of directors of Placing Platform Limited, a not-for-profit company that provides electronic placing services to the London insurance market. From 2000 to 2021, Mr. Masojada served as Chief Executive Officer of Hiscox Group, a global specialist insurer and reinsurer listed on the London Stock Exchange (“Hiscox”). Mr. Masojada first joined Hiscox in 1993 as Group Managing Director. Prior to joining Hiscox, Mr. Masojada began his career at McKinsey & Company. Mr. Masojada served as Deputy Chairman of Lloyd’s of London from 2001 to 2007 and as Chairman of the Lloyd’s Tercentenary Research Foundation from 2008 to 2014. Mr. Masojada chairs the East End Community Foundation which serves residents in Newham, Tower Hamlets, Hackney and the City of London. Mr. Masojada received a Bachelor of Science degree in Civil Engineering from the University of KwaZulu Natal and a Master of Philosophy in Management Studies from the University of Oxford, where he was a Rhodes Scholar. Mr. Masojada is 61 years old. The Board considered Mr. Masojada’s extensive leadership experience in the insurance industry when concluding that Mr. Masojada should serve as a director.

The Board has determined that Mr. Masojada qualifies as an independent director for purposes of the rules of the New York Stock Exchange as well as applicable rules of the Securities and Exchange Commission. Mr. Masojada serves on the Governance and Nominating, Risk and Capital Management and Investment Committees of the Board, also effective May 2, 2023. As of May 2, 2023, it is expected that Mr. Masojada will also join the Special Committee of the Board.

Mr. Masojada will receive the same compensation as SiriusPoint’s other non-employee directors, which is summarized in SiriusPoint’s proxy statement for the 2023 annual general meeting of shareholders, which was filed with the Securities and Exchange Commission on April 21, 2023.

There are no arrangements or understandings between Mr. Masojada and any other person pursuant to which he was named a director of SiriusPoint. Mr. Masojada has no family relationship with SiriusPoint’s directors or executive officers or any persons nominated or chosen by SiriusPoint to be a director or executive officer. Mr. Masojada has not entered into any other material plan, contract, arrangement or amendment in connection with his appointment to the Board.

Mr. Masojada is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On May 3, 2023, SiriusPoint issued a press release announcing Mr. Masojada’s appointment. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated as of May 3, 2023, issued by SiriusPoint Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2023		/s/ Jimmy Yang
	Name:	Jimmy Yang
	Title:	Interim General Counsel & Corporate Secretary

Exhibit 99.1

SiriusPoint Appoints Insurance Industry Veteran Bronek Masojada to Board of Directors

HAMILTON, Bermuda, May 03, 2023 -- SiriusPoint Ltd. (“SiriusPoint” or the “Company”) (NYSE: SPNT), a global specialty insurer and reinsurer, today announced that it has appointed Bronek Masojada to the Company’s Board of Directors, effective May 2, 2023.

An insurance industry veteran, Mr. Masojada brings to the SiriusPoint board nearly 30 years of public company executive leadership experience. Mr. Masojada spent 28 years at Hiscox Group, a global specialist insurer and reinsurer, including more than two decades as its Chief Executive Officer. Mr. Masojada also brings a wealth of experience in driving growth and optimizing operations. Under his leadership, Hiscox significantly grew its revenue to almost $5 billion, and expanded its geographic footprint to 34 locations across the world. Currently, Mr. Masojada serves as Chair of Placing Platform Limited, the industry utility driving digitization of the London Insurance Market.

Sharon Ludlow, Interim Chair of the Board, said, “We are delighted to welcome Bronek to the SiriusPoint board. His extensive industry and executive leadership experience complements our existing board and will be a great asset to SiriusPoint. With his background of company development and growth, he is exceptionally well placed to support SiriusPoint’s management team in the delivery of their strategic goals and continued focus on performance and value creation.”

Mr. Masojada commented, “I am honored to be joining the board of SiriusPoint. The Company has robust foundations and I have been greatly impressed by the strides taken to build the business under its new executive leadership. I look forward to working with the board and the executive team to realize their plans.”

Gretchen A. Hayes, as announced on April 12, 2023, has made the decision to not stand for re-election at the Company’s 2023 Meeting of Shareholders. Following the appointment of Mr. Masojada and the departure of Ms. Hayes, the SiriusPoint board will consist of nine directors, six of whom are independent.

About Bronek Masojada

Mr. Masojada currently serves as Chair of Placing Platform Limited, the industry utility driving digitization of the London Insurance Market. For more than two decades from 2000 to 2021, Mr. Masojada served as Chief Executive Officer of Hiscox Group, a global specialist insurer and reinsurer. Mr. Masojada first joined Hiscox in 1993 as Group Managing Director. Prior to joining Hiscox, Mr. Masojada began his career at McKinsey & Company. Mr. Masojada served as Deputy Chairman of Lloyd’s from 2001 to 2007 and as Chairman of the Lloyd’s Tercentenary Research Foundation from 2008 to 2014. A dedicated member of his community, Mr. Masojada chairs the East End Community Foundation which serves residents in Newham, Tower Hamlets, Hackney and the City of London. Mr. Masojada received a Bachelor of Science degree in Civil Engineering from the University of KwaZulu Natal, and a Master of Philosophy in Management Studies from the University of Oxford, where he was a Rhodes Scholar.

PRESS RELEASE

About SiriusPoint

SiriusPoint is a global underwriter of insurance and reinsurance providing solutions to clients and brokers around the world. Bermuda-headquartered with offices in New York, London, Stockholm and other locations, we are listed on the New York Stock Exchange (SPNT). We have licenses to write Property & Casualty and Accident & Health insurance and reinsurance globally. Our offering and distribution capabilities are strengthened by a portfolio of strategic partnerships with Managing General Agents within our Insurance & Services segment. With over $3.0 billion total capital, SiriusPoint’s operating companies have a financial strength rating of A- (Excellent) from AM Best, S&P and Fitch. For more information, please visit www.siriuspt.com.

Forward-Looking Statements

We make statements in this press release that are forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include, but are not limited to, the impact of general economic conditions and conditions affecting the insurance and reinsurance industry; the adequacy of our reserves; fluctuation in the results of operations; pandemic or other catastrophic event, such as the ongoing COVID-19 outbreak; uncertainty of success in investing in early-stage companies, such as the risk of loss of an initial investment, highly variable returns on investments, delay in receiving return on investment and difficulty in liquidating the investment; the costs, expense and difficulties of the integration of the operations of Third Point Reinsurance Ltd. and Sirius International Insurance Group, Ltd.; our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market and investment income fluctuations; trends in insured and paid losses; regulatory and legal uncertainties; and other risk factors described in SiriusPoint’s Annual Report on Form 10-K for the period ended December 31, 2022. Except as required by applicable law or regulation, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other circumstances after the date of this press release.

Contacts

Investor Relations

Dhruv Gahlaut, SiriusPoint

dhruv.gahlaut@siriuspt.com

+44 7514 659 918

Media

Sarah Hills, Rein4ce
sarah.hills@rein4ce.co.uk
+44 7718882011